Exhibit 3.27

REVISED AS OF 5/5/03

BY-LAWS

of

THE ENDURANCE INTERNATIONAL GROUP, INC.

i

Table of Contents

(continued)

ii

THE ENDURANCE INTERNATIONAL GROUP, INC.

BY-LAWS

ARTICLE 1. OFFICES

1.1. Registered Office. The registered office of the Corporation shall be located in Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be CT Corporation System.

1.2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE 1. SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware,” together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE 1. MEETINGS OF STOCKHOLDERS

1.3. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix from time to time.

1.4. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other business as may be required by law or these By-Laws or as may properly come before the meeting may be transacted at the annual meeting.

1.5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if there be one, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman of the Board of Directors, if there be one, the President or the Secretary whenever stockholders owning at least a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting.

1.6. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

1.7. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, (a) the presence in person or by proxy at any stockholders’ meeting of the holders of fifty percent (50%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum, and (b) if two or more classes or series of stock are entitled to vote as separate classes upon any question, then, in the case of each such class or series, the presence in person or by proxy of the holders of fifty percent (50%) of the shares of that class or series issued, outstanding and entitled to vote shall constitute a quorum for the consideration of such question. If a quorum for each class and series of shares of capital stock of the Corporation entitled to vote thereat shall not be present at any meeting of the stockholders regularly called, the vote of stockholders entitled to cast fifty percent (50%) of the votes that may be cast by the stockholders present in person or by proxy shall be requisite to adjourn the meeting to another time, or to another time and place, without notice other than announcement thereat of the time and place to which the meeting is adjourned, and there may be successive adjournments for like cause and in like manner until holders of the requisite number of shares of each class and series entitled to vote thereat shall be present or represented by proxy; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes or series of stock are entitled to vote separately, no adjournment shall be taken with respect to any class or series for which a quorum is present unless the chairman of the meeting otherwise directs. If, at any subsequent session of a meeting previously adjourned for want of a quorum, holders of the requisite number of shares of each class and series entitled to vote thereat shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.8. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation and, in the election of directors, may vote cumulatively to the extent, if any, and in the manner authorized in the Certificate of Incorporation.

At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Voting at meetings of stockholders need not be by written ballot. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.9. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this section, written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 1. DIRECTORS

1.10. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of one or more directors, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation, these By-Laws, or otherwise, until the next annual meeting of stockholders, or until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority constitutes a quorum.

1.11. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article 4.

1.12. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filed by the stockholders at any meeting.

1.13. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by a majority vote, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

1.14. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy-two (72) hours before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of property notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

1.15. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

1.16. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

1.17. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

1.18. Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

ARTICLE 1. COMMITTEES OF DIRECTORS

1.19. Executive Committee. The Board of Directors may appoint an Executive Committee of two (2) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power:

( )	to adopt, amend or repeal any By-Law of the Corporation, or

( )	to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval.

1.20. Audit Committee. The Board of Directors may appoint from its own number an Audit Committee of two (2) or more members to serve during the pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

1.21. Other Committees. The Board of Directors may at any time appoint one or more other committees from its own number. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article 5, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

1.22. General Provisions Applicable to All Committees. The following provisions shall apply to all committees appointed pursuant to this Article 5:

(a)	Procedure. Each such committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Reports. Each such committee shall keep regular minutes of its proceedings, and all action by such committee shall, from time to time, be reported to the Board of Directors as the Board shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(c)	Appointment of Additional Members. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(d)	Term of Office. The members of any such committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

ARTICLE 1. OFFICERS

1.23. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, one or more Vice Chairman, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as they deem necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

1.24. Vacancies. Any vacancy in any office may be filed for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

1.25. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside, or designate the person who shall preside, at its meetings. The Chairman, if other than the President, shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

1.26. President. The President shall be the chief executive office of the Corporation. Subject to the direction of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors. The President may but need not be a member of the Board of Directors.

1.27. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer.

1.28. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; the Secretary may sign, with the Chairman, if any shall be elected, any Vice Chairman, the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer.

1.29. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary or by the chief executive officer.

1.30. Treasurer. Unless the Board of Directors otherwise specifies, the Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; the Treasurer shall render to the chief executive officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; the Treasurer may sign, with the Chairman, if any shall be elected, any Vice Chairman, the President, or an Executive Vice President or a Vice President,

certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the chief financial officer of the Corporation.

1.31. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer or by the chief executive officer.

1.32. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer or by the chief executive officer.

1.33. Assistant Controller. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller or by the chief executive officer.

1.34. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

1.35. Compensation. The Board of Directors, or a committee thereof designated for such purpose, shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

1.36. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

1.37. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE 1. CERTIFICATES OF STOCK

1.38. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman of the Board, if any shall be elected, or any Vice Chairmen, the President, and Executive Vice President or a Vice

President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may be resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signature or signatures of any such Chairman of the Board, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and/or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

1.39. Transfer of Shares. Subject to the restrictions, if any, stated or noted on the stock certificate, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address.

1.40. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to Certificate of Incorporation or otherwise, not be prior to nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not precede the date on which the record date is fixed, nor be more than sixty (60) days prior to the date of such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.41. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

( )

The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the Chairman of the Board, if any shall be elected, any Vice Chairman, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as such officer may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In the case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

( )	The Board of Directors of the Corporation may be resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

1.42. Uncertified Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

ARTICLE 1. EXECUTION OF DOCUMENTS

1.43. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agents or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

1.44. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman of the Board, if any shall be elected, any Vice Chairman, the President, any Executive Vice President, any Vice President , the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agents or agents, as it shall be thereunto authorize from time to time.

1.45. Execution of Proxies. The Chairman of the Board, if any shall be elected, any Vice Chairman, the President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

ARTICLE 1. INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE 1. FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

ARTICLE 1. INTERESTED DIRECTORS AND OFFICERS

1.0. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

( )	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

( )	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

( )	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

1.45. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE 1. AMENDMENTS

These By-Laws may be altered, amended, changed or repealed and new By-Laws adopted by the stockholders or, to the extent provided in the Certificate of Incorporation, by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any by-law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors, as herein provided; except that this Article 12 may be altered, amended, changed or repealed only by vote of the stockholders.